Exhibit 10.7

Execution Version

SERIES B-1 PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES B-1 PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 12, 2019 (the “Effective Date”), by and among:

1.              Luckin Coffee Inc., an exempted company organized under the laws of the Cayman Islands with its company number of [                  ] (the “Company”);

2.              Luckin Coffee Investment Inc., a company incorporated under the laws of the British Virgin Islands, with its company number of [                  ]  (the “BVI Company”);

3.              Luckin Coffee (Hong Kong) Limited (瑞幸咖啡（香港）有限公司), a company incorporated under the laws of Hong Kong, with its company number of [                  ] (the “HK Company”);

4.              Beijing Luckin Coffee Co., Ltd. (瑞幸咖啡（北京）有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “Beijing WFOE”);

5.              China Luckin Coffee Co., Ltd. (瑞幸咖啡（中国）有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “Xiamen WFOE”);

6.              Tianjin Luckin Coffee Co., Ltd. (瑞幸咖啡（天津）有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “Tianjin WFOE”);

7.              Pingtan Luckin Coffee E-Commerce Co., Ltd. (瑞幸咖啡电子商务（平潭）有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “Pingtan WFOE”);

8.              Beijing Luckin Coffee Technology Co., Ltd. (北京瑞吉咖啡技术有限公司), a limited liability company incorporated under the laws of the PRC with its registered number of [                  ] (the “VIE Entity”, and together with the Company, the BVI Company, the HK Company, the Beijing WFOE, the Xiamen WFOE, the Tianjin WFOE and the Pingtan WFOE, the “Group Company Parties”);

9.              Zhiya Qian (钱治亚), a citizen of the PRC with identification number of [                  ] (the “Founder A”);

10.       Summer Fame Limited, a company incorporated under the laws of the British Virgin Islands, with its company number of [                  ] (the “Founder A Holdco”);

11.       Min Chen (陈敏), a citizen of the PRC with identification number of [                  ] (the “Founder B”, together with Founder A, collectively the “Founders” and each, a “Founder”);

12.       May Bliss Limited, a company incorporated under the laws of the British Virgin Islands, with its company number of [                  ] (the “Founder B Holdco”, together with Founder A, Founder A Holdco and Founder B, collectively, the “Founder Parties”, and each, a “Founder Party”);

13.       Haode Investment Inc., a company incorporated under the laws of the British Virgin Islands, with its company number of [                  ] (“Haode Investment”);

14.       Darsana Master Fund LP, a company incorporated under the laws of the Cayman Islands, with its company number of [                  ] (the “Darsana Investor”);

15.       Bel45 Private Opportunities Fund, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

16.       Tango Capital Opportunities Fund, L.P. a limited partnership formed under the laws of the State of Delaware, USA;

17.       TSCL Private Markets Fund, L.P., an exempted limited partnership formed under the laws of the Cayman Islands;

18.       NDSIB Private Opportunities Fund, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

19.       BlackRock Private Opportunities Fund IV, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

20.       BR POF IV Cayman Master Fund, L.P., an exempted limited partnership formed under the laws of the Cayman Islands;

21.       High Rock Direct Fund, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

22.       BlackRock MD Private Opportunities Fund, L.P., an exempted limited partnership formed under the laws of the Cayman Islands;

23.       1885 Private Opportunities Fund, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

24.       NHRS Private Opportunities Fund, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

25.       Sullivan Way Private Opportunities Fund, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

26.       Coin Private Opportunities, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

27.       POF III Scottish Master, L.P., a limited partnership formed under the laws of Scotland, UK;

28.       BlackRock Inverwood Private Opportunities Fund, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

29.       OV Private Opportunities, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

30.       Red River Direct Investment Fund III, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

31.       BR/ERB Co-Investment Fund II, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

32.       BlackRock MSV Private Opportunities Fund, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

33.       Private Equity Partners VII Master, L.P., a limited partnership formed under the laws of Scotland, UK;

34.       Private Equity Partners VII US, L.P., a limited partnership formed under the laws of the State of Delaware, USA;

35.       Total Alternatives Fund — Private Equity LP, an exempted limited partnership formed under the laws of the Cayman Islands;

36.       Total Alternatives Fund — Private Equity (B) LP, an exempted limited partnership formed under the laws of the Cayman Islands; and

37.       BlackRock Private Opportunities Fund IV Master SCSp, a société en commandite spéciale (special limited partnership) formed under the laws of Luxembourg (Party (15) through Party (37), collectively, the “BlackRock Investors” and each, a “BlackRock Investor”, and together with the Darsana Investor the “Investors” and each, an “Investor”).

The Group Company Parties, the Founder Parties, Haode Investment and the Investors are referred to collectively herein as the “Parties”, and each individually as a “Party”.

RECITALS

A.                                    The Company was incorporated under the laws of the Cayman Islands on June 16th, 2017 with its registered address at Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

B.                                    The Company proposes to issue and sell certain number of Series B-1 Preferred Shares to the Investors pursuant to the terms and subject to the conditions of this Agreement.

C.                                    The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Definitions and Interpretation.

1.1                Definitions.

“Affiliate” means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person or any Persons with the same investment manager or whose investment manager Controls, is Controlled by, or is under common Control with another Person’s investment manager.

“Angel Shares” means the Angel-1 Shares and Angel-2 Shares, collectively.

“Angel-1 Shares” means the Company’s angel-1 shares, with the rights and privileges as provided in the Memorandum and Articles.

“Angel-2 Shares” means the Company’s angel-2 shares, with the rights and privileges as provided in the Memorandum and Articles.

“Angel Investor Party” or “Angel Investor Parties” means the holder(s) of Angel Shares.

“Applicable Laws” means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statues, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, and (b) notices, orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day that the banks in the PRC, Hong Kong, Singapore, the Cayman Islands or the British Virgin Islands are required by law or executive order to be closed.

“CFC” means a controlled foreign corporation as defined in the Code.

“Closing Date” means the date of the Closing.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Control” of a given Person means the power of authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at shareholder’s meetings of such Person or power to appoint a majority of the members of the board of directors of such Person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Control Documents” means the documents entered into between the VIE Entity, its shareholders and certain other Group Companies, which shall grant the Beijing WFOE with effective Control over 100% economic interest in the VIE Entity, including (a) the Master Exclusive Service Agreement entered into by the Beijing WFOE and the VIE Entity dated as of July 20, 2018, (b) the Business Cooperation Agreement entered into by the Beijing WFOE, the VIE Entity and the shareholders of the VIE Entity dated as of July 20, 2018, (c) the Confirmation and Guarantee Letters respectively issued by the shareholders of the VIE Entity, dated as of July 20, 2018 or September 20, 2018, as applicable, (d) the Spousal Consents respectively issued by the spouse of certain shareholders of the VIE Entity dated as of July 20, 2018 or September 20, 2018, as applicable, (e) the Exclusive Option Agreement entered into by the Beijing WFOE, the VIE Entity and the shareholders of the VIE Entity dated as of July 20, 2018, (f) the Proxy Agreement and Power of Attorney entered into by the Beijing WFOE, the VIE Entity and the shareholders of the VIE Entity dated as of July 20, 2018, and (g) the Share Pledge Agreement entered into by the Beijing WFOE and the Founders dated as of September 20, 2018, each as amended from time to time.

“Conversion Shares” means Ordinary Shares issuable upon conversion of the Preferred Shares, as applicable.

“Equity Securities” means any Ordinary Shares and Ordinary Share Equivalents.

“FCPA” means the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended.

“Fundamental Representations” means those representations and warranties of the Group Company Parties, Haode Investment and Founder Parties set forth in Sections 3.1 (Organization; Good Standing; Qualification), 3.2 (Capitalization and Voting Rights), 3.3 (Group Structure), 3.4 (Authorization), 3.5 (Valid Issuance of Series B-1 Preferred Shares), 3.6 (Consents) and 3.7 (Offering).

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the PRC, any foreign country or any domestic or foreign state, county, city or other political subdivision and their respective local and provincial branches or departments.

“Group” means the Group Companies collectively.

“Group Company” means the Company and its Subsidiaries from time to time (Part A of the Schedule I sets forth all of the Company’s Subsidiaries as of the date of this Agreement) and collectively, the “Group Companies”.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indemnifiable Loss” means, with respect to any Person, any action, claim, dispute, proceeding, cost, damage, deficiency, diminution in value, disbursement, expense, liability, loss, obligation, penalty, Taxes, settlement or judgment of any kind or nature imposed on or otherwise incurred or suffered by such Person.

“Intellectual Property” means any and all (i) works, registered and unregistered copyrights, copyright registrations and applications, moral rights and attribution rights, (ii) know-how, trade secrets, customer lists, patents and patent applications, (iii) processes and procedures, software, firmware, programs and source disks, source codes, designs, composition services, research records, records of invention and test information, (iv) trade names, trade dress, trademarks, and service marks, and registrations and applications therefor, as well as all goodwill associated with and symbolized thereby, (v) internet uniform resource locators, domain names, data, databases and data collections and all rights therein, and (vi) rights of privacy and publicity and rights to personal information.

“Investors’ Rights Agreement” means the Third Amended and Restated Investors’ Rights Agreement to be entered into by and among relevant Parties in the form attached hereto as Exhibit C.

“IP Assets” means all Intellectual Property owned or used by or purported to be owned or used by the Group Companies.

“Key Employees” means the employees listed in Schedule IV.

“Lien” means a mortgage, lien, security interest, pledge, encumbrance or any option (whether consensual, statutory or otherwise) or other contract to enter into any of the foregoing or any power of attorney in respect of any of the foregoing, or third party rights of any kind.

“Material Adverse Effect” means any change, event or effect that (i) is or would reasonably be expected to be materially adverse to the business, assets, financial condition or results of operations or prospects of any Group Company individually or the Group Companies taken together as a whole or (ii) is or would materially impair the validity or enforceability of this Agreement against any Group Company or (iii) is or would be reasonably expected to materially and adversely affect any Group Company’s ability to perform their obligations under this Agreement, any other Transaction Document or the transactions contemplated hereunder or thereunder.

“Memorandum and Articles” means the Fourth Amended and Restated Memorandum and Articles of the Company, in the form attached hereto as Exhibit A, as may be amended from time to time.

“Ordinary Share Equivalents” means securities exercisable or convertible into Ordinary Shares, including without limitation the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, with the rights and privileges as provided in the Memorandum and Articles.

“Person” means any individual, corporation, partnership, proprietorship, association, limited liability company, firm, branch, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and the islands of Taiwan.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares and the Series B-1 Preferred Shares.

“RMB” means the legal currency of the PRC.

“SAFE” means the State Administration of Foreign Exchange or its competent local counterpart.

“Second Amended IRA” means the Second Amended and Restated Investors’ Rights Agreement entered into by and among relevant Parties thereof dated January 9, 2019.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Series A Preferred Shares” means the Company’s series A preferred shares, par value US$0.001, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A Investor(s)” means the holder(s) of Series A Preferred Shares.

“Series B Preferred Shares” means the Company’s series B preferred shares, par value US$0.001, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Investor(s)” means the holder(s) of the Series B Preferred Shares.

“Series B-1 Preferred Shares” means the Company’s series B-1 preferred shares, par value US$0.001, with the rights and privileges as set forth in the Memorandum and Articles

“Subsidiary” means, with respect to any Person (other than a natural person), any other Person directly or indirectly Controlled by such first-mentioned Person.

“Transaction Documents” means, collectively, this Agreement, the Investors’ Rights Agreement, the Memorandum and Articles and any other document or agreement in connection with the transactions contemplated herein or therein.

“United States” means the United States of America.

“US$” means the legal currency of the United States of America.

1.2                     Terms Defined Elsewhere in this Agreement.  The following terms are defined in this Agreement as follows:

“Agreement”	Preamble
“Beijing WFOE”	Preamble
“Books and Records”	Section 3.8
“BlackRock Investors”	Preamble
“BVI Company”	Preamble
“Claimant”	Section 10.13
“Closing”	Section 2.3
“Company”	Preamble
“Company Personnel”	Section 3.15(ii)
“Darsana Investor”	Preamble
“Disclosing Party”	Section 8.3
“Disclosure Schedule”	Section 3
“Dispute”	Section 10.13
“Effective Date”	Preamble
“Expenses”	Section 10.12
“Financing Terms”	Section 8.1
“Founder”	Preamble
“Founder Parties”	Preamble
“Financial Statements”	Section 3.16
“Group Company Parties”	Preamble
“Haode Investment”	Preamble
“HK Company”	Preamble
“HKIAC”	Section 10.13
“HKIAC Rules”	Section 10.13
“IFRS”	Section 3.16
“Indemnified Party”	Section 9.1
“Indemnifying Party”	Section 9.1
“Investors”	Preamble
“Joinder Agreement”	Section 10.3
“Long Stop Date”	Section 2.3
“Party” or “Parties”	Preamble
“Permit”	Section 3.1
“Pingtan WFOE”	Preamble
“Respondent”	Section 10.13
“Tianjin WFOE”	Preamble
“Social Insurance”	Section 3.19
“Statement Date”	Section 3.16
“Subscription Price”	Section 2.1
“Subscription Shares”	Section 2.1
“Tax”, “Taxes” and “Taxable”	Section 3.9
“Tax Authority”	Section 3.9
“Tax Returns”	Section 3.9
“Underlying Investor”	Section 8.3
“VIE Entity”	Preamble
“Xiamen WFOE”	Preamble
“Xizang Trust”	Section 3.2 of the Disclosure Schedule
“Xizang Trust Cooperation Memorandum”	Section 3.2 of the Disclosure Schedule

“Xizang Trust Issue Price”	Section 3.2 of the Disclosure Schedule

1.3                      Interpretation

(i)                                     Directly or Indirectly.  The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

(ii)                                  Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(iii)                               Headings.  Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(iv)                              Include not Limiting.  “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(v)                                 Law.  References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(vi)                              References to Documents.  References to this Agreement include the Schedules and Exhibits, which form an integral part hereof.  A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement.  The words “hereof,” “hereunder” and “hereto,” and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto.  A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(vii)                           Time.  If a period of time is specified and dates from a given day or the day of a given act or event, such period shall be calculated exclusive of that day.

(viii)                        Writing.  References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(ix)                              Language.  This Agreement is drawn up in the English language.  If this Agreement is translated into any language other than English, the English language text shall prevail.

(x)                                 Reference to Parties.  A reference to a Party, unless the context otherwise requires, includes a reference to that Party’s legal personal representatives, successors and permitted assigns.

(xi)                              Knowledge.  A reference to “the knowledge of the Founder Parties, Haode Investment and Group Company Parties” includes, without limitation, the knowledge, information and belief of any of the Founder Parties, Haode Investment, the Group Companies and the directors and senior management personnel of each Group Company, and is deemed to include the knowledge, information and belief which any of such persons would have if he/she/it had made all reasonable enquiries.

2.                                      Subscription and Issuance of Shares

2.1                     Issuance of Subscription Shares. Subject to the terms and conditions of this Agreement, each of the Investors hereby agrees to subscribe at the Closing and the Company hereby agrees to allot and issue to each of the Investors at the Closing, such number of Series B-1 Preferred Shares as set forth opposite the name of such Investor in Schedule II (the “Subscription Shares”) at the per share price of US$ 865.91. The purchase price payable by each Investor (the “Subscription Price”) is as set forth opposite the name of such Investor in Schedule II.  The Subscription Shares, when issued at the Closing, will comprise such percentage of the Company’s allotted and issued share capital on a fully-diluted and as converted basis as set forth opposite the name of each Investor in Schedule II. Schedule V sets forth the capitalization table of the Company immediately before the Closing, and Schedule VI sets forth the capitalization table of the Company immediately after the Closing.

2.2                     Payment of Subscription Price.  The Subscription Price shall be paid in available US$ by the Investors to the bank account as designated by the Company on the date of the Closing, unless otherwise agreed by the Company and the Investors.

2.3                     Closing.  The consummation of the subscription and issuance of all the Subscription Shares pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as possible after the date hereof but in any event before April 23, 2019 (the “Long Stop Date”). For the avoidance of doubt, each Investor’s obligation to consummate the Closing is several and not joint and, in the event that any Investor does not close on the Closing Date, as long as any other Investor determines to consummate the Closing, the Company shall consummate the Closing with such other Investor pursuant to the terms and conditions of this Agreement.

2.4                     Closing Deliveries

At the Closing, the Company shall deliver (or cause to be delivered) to each Investor, in addition to all other closing deliveries set forth in Section 5 and Section 6, pursuant to Section 2.1:

(i)                                    a copy of the Register of Members of the Company, duly certified by the registered agent of the Company, updated to reflect the subscription of the applicable Subscription Shares by each of the Investors;

(ii)                                 a copy of duly executed share certificate issued in the name of such Investor representing the applicable Subscription Shares being issued to such Investor at the Closing, with the original (duly executed for and on behalf of the Company) to be delivered to such Investor within ten (10) Business Days after the Closing;

(iii)                              a copy of the Memorandum and Articles duly adopted by the Board and shareholders of the Company in the form attached hereto as Exhibit A, with evidence of the filing of such adopted Memorandum and Articles with the Registrar of Companies in the Cayman Islands to be delivered to such Investor within twenty (20) Business Days after the Closing;

(iv)                             a copy of the Investors’ Rights Agreement duly executed by relevant Parties in the form attached hereto as Exhibit C;

(v)                                documents evidencing that each of the Founder Parties, Angel Investor Parties, Series A Investors and Series B Investors has waived or has been deemed to waive its pre-emption right with respect to the Subscription Shares; and

(vi)                             a certificate duly executed by one director of the Company (a) stating that the conditions specified in Section 5 have been fulfilled as of the Closing and (b) attaching thereto copies of all resolutions that shall approve the transactions contemplated under the Transaction Documents, including without limitation, (i) the entry into this Agreement, (ii) the adoption of the Memorandum and Articles in the form attached hereto as Exhibit A, and (iii) the adoption of the Investors’ Rights Agreement in the form attached hereto as Exhibit C.

3.                                      Representations and Warranties of the Group Company Parties, Haode Investment and the Founder Parties.

The Group Company Parties, Haode Investment and the Founder Parties hereby jointly and severally represent and warrant to the Investors that each of the following statements is true, complete and accurate as of the date of this Agreement and the Closing (other than as otherwise provided in this Agreement, or fairly, accurately and specifically qualified or excepted in the Disclosure Schedule attached hereto as Exhibit B (the “Disclosure Schedule”)):

3.1                     Organization; Good Standing; Qualification.

(i)                                     Each Group Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its establishment. Schedule V sets forth a true, complete and accurate capitalization table of the Company immediately before the Closing, and Schedule VI sets forth a true, complete and accurate capitalization table of the Company immediately after the Closing.

(ii)                                  Each Group Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and is duly qualified to transact business in each jurisdiction in which it operates its business.

(iii)                               Each of Founder A Holdco, Founder B Holdco and Haode Investment is duly organized, validly existing and in good standing under the laws of the jurisdiction of its establishment.  Each of the Company, the HK Company and the BVI Company is a holding company and save for their holding of the share capital in the relevant Subsidiaries, none of them has carried out any business since the date of its incorporation and does not have any assets or liabilities. For the avoidance of doubt, if the HK Company carries out any business after the Closing, it shall not be deemed as a violation of this Section.

(iv)                              Except as disclosed in Section 3.1 of the Disclosure Schedule, each Group Company has obtained all permits, licenses necessary for the effective operation of its business.

3.2                      Capitalization and Voting Rights.

(i)                                     The capitalization of the Company immediately before the Closing will consist of (i) 45,400,000 authorized Ordinary Shares, among which 750,000 Ordinary Shares are issued and outstanding; (ii) 1,000,000 Angel-1 Shares, among which 915,750 Angel-1 Shares are issued and outstanding; (iii) 600,000 Angel-2 Shares, among which 513,000 Angel-2 Shares are issued and outstanding; (iv) 2,000,000 Series A Preferred Shares, among which 544,688 Series A Preferred Shares are issued and outstanding, and (v) 1,000,000 Series B Preferred Shares, among which 279,152 Series B Preferred Shares are issued and outstanding. The capitalization of the Company immediately after the Closing will consist of (i) 44,400,000 authorized Ordinary Shares, among which 750,000 Ordinary Shares are issued and outstanding; (ii) 1,000,000 Angel-1 Shares, among which 915,750 Angel-1 Shares are issued and outstanding; (iii) 600,000 Angel-2 Shares, among which 513,000 Angel-2 Shares are issued and outstanding; (iv) 2,000,000 Series A Preferred Shares, among which 544,688 Series A Preferred Shares are issued and outstanding; (v) 1,000,000 Series B Preferred Shares, among which 279,152 Series B Preferred Shares are issued and outstanding and (vi) 1,000,000 Series B-1 Preferred Shares, among which 188,393 Series B-1 Preferred Shares are issued and outstanding;

(ii)                                  Except as disclosed in Section 3.2 of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or other third party rights of any kind, proxy or shareholders agreements or agreements of any kind for the purchase, exchange or acquisition of any Group Company of any of their securities.

(iii)                               The Company is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities.

3.3                      Group Structure. Part A of Schedule I sets forth a true, complete and accurate list of all of the Company’s Subsidiaries and their respective registered capital and paid-in capital as of the date of this Agreement (for the avoidance of doubt, the Subsidiaries in the list shall not include branch offices of the Group Companies). Part B of Schedule I sets forth a true, complete and accurate group structure chart of the Group Companies showing the shareholding and Control relationships among the Group Companies as of the date of this Agreement.  None of the Group Companies owns or Controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity that is not a Group Company. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person.

3.4                      Authorization.  Each of the Founder Parties, Haode Investment, and the Group Company Parties has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to carry out and perform its obligations hereunder and thereunder.  All corporate action on the part of each of the Founder Parties, Haode Investment, the Group Company Parties and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and each other Transaction Document to which it is a party, the performance of all obligations of each of the Group Company Parties hereunder and thereunder, and the authorization, allotment, issuance (or reservation for issuance) and delivery by the Company of the Series B-1 Preferred Shares being issued hereunder and the Ordinary Shares issuable upon conversion of such Series B-1 Preferred Shares being issued hereunder, has been taken or will be taken prior to or on the Closing.  Each Transaction Document to which each of the Founder Parties, Haode Investment, and the Group Company Parties is a party has been duly executed and delivered by each such party and constitutes valid and legally binding obligations thereof, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.  Except as disclosed in Section 3.4 of the Disclosure Schedule, none of the issuance of: (a) the Subscription Shares or (b) the Conversion Shares is subject to any preemptive rights or other similar rights or limitations.

3.5                      Valid Issuance of Series B-1 Preferred Shares.

(i)                                     The Series B-1 Preferred Shares that are being subscribed by or issued to the Investors hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, and fully paid, and will be free of any Liens and/or restrictions on transfer other than such restrictions on transfer as may be imposed by the Transaction Documents. The Ordinary Shares issuable upon conversion of the Series B-1 Preferred Shares subscribed under this Agreement, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, and fully paid, and will be free of any Liens and/or restrictions on transfer other than such restrictions on transfer as may be imposed by the Transaction Documents.

(ii)                                  All presently outstanding shares of the Company are duly and validly issued, and fully paid, and have been issued in full compliance with Applicable Laws, including to the extent applicable, the Securities Act and all other antifraud and other provisions of applicable securities laws and regulations.

3.6                      Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other third party on the part of any of the Group Company Parties, the Founder Parties, or Haode Investment will be required in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby is required, which has not already been secured or effected or will be secured or effected prior to the Closing.

3.7                      Offering.  The offer, sale and issuance of the Series B-1 Preferred Shares and the Conversion Shares (when issued), as contemplated by this Agreement, is not required to comply with or is otherwise exempt from any registration and prospectus delivery and related requirements of the Securities Act and any applicable securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action that would result in the Company having to comply with such requirements or cause the loss of such exemptions.

3.8                      Books and Records; Minutes.  All accounts, ledgers, material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other) of each Group Company, results of operations, and assets and properties of each Group

Company (collectively, the “Books and Records”), each as demonstrated to the Investors and their representatives, are true, correct and complete in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they have been maintained in accordance with relevant legal requirements and industry standards, as applicable, including the maintenance of an adequate system of internal controls.  The minute books of the Company, as demonstrated to the Investors and its representatives, contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and the board of directors of such Group Company and, to the extent that such minute books are deficient, all material information not contained in such minutes has been conveyed to the Investors in other written form.

3.9                      Tax Matters.

(i)                                     Each Group Company (a) has timely filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (“Tax Returns”) that are required to have been filed by it with any Governmental Authority, except where the failure to timely file Tax Returns would not have a Material Adverse Effect, (b) has timely paid all Taxes owed by it which are due and payable, except where the failure to pay Tax would not have a Material Adverse Effect, and (c) has correctly deducted or withheld all Tax which it has been obliged under Applicable Laws to deduct or withhold, and has properly accounted to the relevant Governmental Authority for all amounts of Tax so deducted or withheld, except where the failure to correctly deduct, withhold or properly account would not have a Material Adverse Effect. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, any income, alternative or add-on minimum tax, gross income, gross receipts, sales use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, Cayman Islands, British Virgin Islands, PRC, Hong Kong or other local or foreign Governmental Authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”).

(ii)                                  Each Tax Return referred to in paragraph (i) above was properly prepared in compliance with applicable Law and was (and will be) true, correct and complete.

(iii)                               Since the Statement Date, no Group Company has incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.  There is no pending dispute with, or notice from, any Tax Authority relating to any of the Tax Returns filed by any Group Company or other Tax matters, and there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

(iv)                              No Group Company has been the subject of any examination or investigation by any Tax Authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax Authority relating to the conduct of its business or the payment or withholding of Taxes.

(v)                                 No Group Company is or has ever been a PFIC or CFC. No Group Company anticipates that it will become a PFIC or CFC for the current Taxable year or any future Taxable year.

3.10               Litigation.  Except as disclosed in Section 3.10 of the Disclosure Schedule, there is no litigation, arbitration, administrative investigation or other proceeding pending or threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or significantly affecting any Group Company, or any of its respective assets or properties, nor do any facts exist which would likely give rise to any such litigation, arbitration or proceeding, except where such litigation, arbitration or proceeding would not have a Material Adverse Effect on the Group Companies taken as a whole.  There has not been any investigation, enquiry or disciplinary proceeding by any Governmental Authorities concerning any Group Company and none is pending or threatened.

3.11               Compliance with Applicable Laws.

(i)                                     Except as disclosed in Section 3.11 of the Disclosure Schedule, each Group Company, is, and at all times has been, in full compliance with all Applicable Laws in all material respects.

(ii)                                  To the knowledge of the Founder Parties, Haode Investment and Group Company Parties, no event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any Group Company of, or a failure on the part of any Group Company to comply with any Applicable Law, except where the failure to be in compliance would not have a Material Adverse Effect or (b) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iii)                               No Group Company has received any notice or other communication (whether oral or written) from any Governmental Authority regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, or (b) any actual, alleged, possible, or potential obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iv)                              To the knowledge of the Founder Parties, Haode Investment and Group Company Parties, no Group Company or any director, agent, employee or any other person acting for or on behalf of such Group Company, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any person (w) to obtain favorable treatment in securing business for such Group Company or any other member of the Group Company, (x) to pay for favorable treatment for business secured, (y) to obtain special concessions or for special concessions already obtained, for or in respect of such Group Company or any other Group Company, or (z) in violation of any Applicable Law, including the FCPA, or (b) established or maintained any fund or assets in which such Group Company has proprietary rights that have not been recorded in the Books and Records of such Group Company.

3.12               Compliance with Instruments.  No Group Company is in, nor will the conduct of business of any of them as proposed to be conducted result in, any violation, breach or default of the Memorandum and Articles or any other constitutional documents (which include, as applicable, any articles of incorporation, by-laws, join venture contracts and the like), or of any provision of any judgment, decree, order, statue, rule or regulation applicable to or binding upon any of them.  The execution, delivery and performance of any Transaction Documents, and the consummation of the transactions contemplated herein and therein, will not result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either (a) a default under the Memorandum and Articles or similar charter documents of any Group Company or any such contract, agreement or instrument to which any Group Company, Founder Party or Haode Investment is a party or to which the assets of any Group Company are subject, (b) an event which results in the creation of any Lien, charge or encumbrance upon any asset of any Group Company, or (c) any violation of Applicable Laws.

3.13               Intellectual Property Rights.

(i)                                     The Group Companies exclusively own all right, title and interest in and to the IP Assets, free and clear of any Liens.  No Group Company or, to the knowledge of the Founder Parties, Haode Investment and Group Company Parties, none of the Group’s employees, officers or directors has taken any actions or failed to take any actions that would cause any of IP Assets to be invalid, unenforceable or not subsisting.  No IP Asset is the subject of any security interest, Lien, license or other contract granting rights therein to any other Person.  No Group Company has (a) transferred or assigned, (b) granted a license to, or (c) provided to, any Person any IP Asset.

(ii)                                  (a) To the knowledge of the Founder Parties, Haode Investment and Group Company Parties, (i) neither any IP Assets nor their use infringe upon or misappropriate the rights of any other Person and (ii) none of the IP Assets is infringed upon or misappropriated by any other Person; and (b) none of the Founder Parties, Haode Investment or the Group Companies has received any claim, any cease and desist or equivalent letter, any invitation to enter into a license, or any other notice of any allegation that any IP Assets or their use infringes upon, misappropriates or otherwise violates the Intellectual Property of any third parties or requires any payment to another Person.

(iii)                               Any registrations with and applications to Governmental Authorities in respect of any IP Assets required by Applicable Laws have been made, are valid and in full force and effect.

(iv)                              The Founder Parties, Haode Investment and the Group Companies have taken all necessary steps to protect and preserve the secrecy, confidentiality and value of the IP Assets and any related trade secrets and know-how.

3.14               Compliance with the Employment Agreement.  Each of the Founders and Key Employees has entered into customary employment agreement, non-competition agreement, confidentiality agreement and assignment of inventions agreement with one of the Group Companies in the forms satisfactory to the Investors.  The terms of such agreements are binding on and enforceable against the Founders and the Key Employees under Applicable Laws.  None of the Group Companies, the Founders and the Key Employees is or has been in violation of such agreement.  Each Group Company has not given any notice of termination to or received any notice of resignation from any Founder or any Key Employee.

3.15               Compliance with the FCPA.

(i)                                     The Founder Parties, Haode Investment and the Group Companies have been and are in full compliance with the FCPA in all respects.  No event has occurred and no circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by any of the Founder Parties, Haode Investment and the Group Companies of, or a failure on the part of any of the Founder Parties, Haode Investment and the Group Companies to comply with, the FCPA.

(ii)                                  To the knowledge of the Founder Parties, Haode Investment and Group Company Parties, all the officers, directors, employees, agents and representatives of the Company (collectively, the “Company Personnel”) have been and are in full compliance with the FCPA in all respects.  To the knowledge of the Founder Parties, Haode Investment and Group Company Parties, no event has occurred and no circumstance exists that (with or without notice or lapse of time) may constitute or result in a violation by any of the Company Personnel of, or a failure on the part of any of the Company Personnel to comply with, the FCPA.

3.16              Financial Statements.  The Company has allowed each Investor to review the audited financial statements (including balance sheets, income statements and statements of cash flow) of the Company for the period from its inception ended as of December 31, 2018 (the “Statement Date”) (collectively, the “Financial Statements”). The Financial Statements (a) have been prepared on a consolidated basis in accordance with the books and records of the Group Companies, (b) fairly present the financial condition and position of the Group Companies as of the dates indicated therein and the results of operations and cash flows of the Group Companies for the periods indicated therein, and (c) were prepared in accordance with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved.  The Group’s accounting records are accurate, up-to-date, in its possession and properly completed in accordance with the applicable accounting standards and Applicable Laws.

3.17               Liabilities.  Except as disclosed in Section 3.17 of the Disclosure Schedule, no Group Company has any Liabilities of the type required to be disclosed on the Financial Statements except for (i) liabilities set forth in the Financial Statements that have not been satisfied since the Statement Date, and (ii) current liabilities incurred since the Statement Date in the ordinary course of the Group’s business consistent with its past practices and which do not exceed RMB 5,000,000 in the aggregate. None of the Group Companies is a guarantor or indemnitor or has provided security to secure any Liabilities of any other Person (other than a Group Company).

3.18               Title.

(i)                                     Except as disclosed in Section 3.18 of the Disclosure Schedule, the Group Companies have good and valid title to, or a valid leasehold interest in, all of their assets, whether real, personal or mixed, purported to be owned by them, free and clear of any Liens. The foregoing assets collectively represent in all material respects all assets, rights and properties necessary for the effective conduct of the business of the Group as currently conducted and as proposed to be conducted by the Group. Except for leased items, no Person other than a Group Company owns any interest in any such assets.  All leases of real or personal property to which a Group Company is a party are fully effective and afford such Group Company valid leasehold possession of the real or personal property that is the subject of the lease.

(ii)                                  All machinery, vehicles, equipment and other tangible personal property owned or leased by a Group Company are (a) in good condition and repair in all material respects (reasonable wear and tear excepted) and (b) not obsolete or in need in any material respect of renewal or replacement, except for renewal or replacement in the ordinary course of business.

3.19               Labor Matters. There is no, and there has not been during the past one (1) year, any dispute relating to the violation or alleged violation of any Applicable Law by any Group Company pertaining to labour relations or employment matters that may have a Material Adverse Effect on any Group Company, including any charge or complaint filed by an employee with any Governmental Authority or any Group Company. Each Group Company is in compliance with the Applicable Laws relating to its provision of any form of social insurance and housing fund (the “Social Insurance”), and has fully and timely paid all Social Insurance contributions required under the Applicable Laws for all of employees, except where the failure to be in compliance would not have a Material Adverse Effect and as disclosed in Section 3.19 of the Disclosure Schedule.

3.20               Changes Since the Statement Date. Since the Statement Date:

(i)                                     each Group Company’s business has been operated in the ordinary course as a going concern;

(ii)                                  there has been no Material Adverse Effect to any Group Company or the Group taken as a whole;

(iii)                               no material change has occurred in the assets and liabilities shown in the Financial Statements except for those occurred in the ordinary course of business of the Group; and

(iv)                              no Group Company has declared, paid or made a dividend or distribution except as provided in the Financial Statements.

3.21               Agreements.  To the knowledge of the Founder Parties, Haode Investment and Group Company Parties, no fact or circumstance exists which might invalidate or give rise to a ground for termination of any material agreement, arrangement or obligation to which any Group Company is a party.  No party with whom any Group Company has entered into any material agreement, arrangement or obligation has given notice of its intention to terminate such agreement, arrangement or obligation.  Neither a Group Company nor any party with whom any Group Company has entered into any agreement, arrangement or obligation is in material breach of such agreement, arrangement or obligation.  No Group Company is a party to, or is liable under, a long term, onerous or unusual agreement, arrangement or obligation including, without limitation an agreement, arrangement or obligation:

(i)                                     entered into other than in the ordinary course of its business; or

(ii)                                  restricting any Group Company’s freedom to operate the whole or part of its business or to use any of its assets.

3.22               Real Property. None of the Group Companies owns any real property.

3.23               Foreign Exchange. Except as disclosed in Section 3.23 of the Disclosure Schedule, the Founder Parties, Haode Investment, the Angel Investor Parties and any PRC domestic resident who has any beneficial interest in the Company, Haode Investment or Angel Investor Parties or any offshore holding company which holds any beneficial interest in the Company has obtained all necessary approvals from and made all necessary filings and registrations with all Governmental Authorities in connection with the establishment or control of the Company or the relevant holding company (as the case may be).  No other approvals are required to be obtained from and no other filings or registrations are required to be made with SAFE to enable any Group Company in the PRC to remit dividends or other forms of profits outside of the PRC to the Company in a freely convertible foreign currency.

3.24               Related Party Agreements.  Except as disclosed in Section 3.24 of the Disclosure Schedule, there has not been any agreement or arrangement (legally enforceable or not) with an amount over RMB 5,000,000 between, on the one hand, any Group Company and, on the other hand, (a) any Founder Party, Haode Investment or Angel Investor Party, (b) any of the respective Affiliates of the Persons referred to in the foregoing clause (a), (c) any shareholder, director or manager of any Group Company, any Founder Party, Haode Investment, any Angel Investor Party or any of their Affiliates, or (d) any Person connected with any of the Persons referred to in the foregoing clauses (a) to (c) (including immediate family members).

3.25               Bankruptcy, Insolvency and Winding Up.  No proceedings have commenced or are pending for the bankruptcy, insolvency, winding up, liquidation or reorganisation of any Group Company. No Group Company is bankrupt or insolvent.  Each Group Company is able to pay its debts as they fall due and has sufficient assets to repay all of its debts.

3.26               Full Disclosure.  The Founder Parties, Haode Investment and the Company have provided the Investors with all the information that the Investors have requested for deciding whether to consummate the transactions contemplated under this Agreement.  None of the Transaction Documents or any other statements or certificates or other materials made or delivered, or to be made or delivered, to the Investors in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.  No representation or warranty by the Founder Parties, Haode Investment or the Group Company Parties in this Agreement and no information or materials provided to the Investors in connection with their due diligence investigation of any Group Company or the negotiation and execution of the Transaction Documents, taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances in which they are made, not misleading.

4.                                      Representations and Warranties of the Investors.

Each Investor, severally but not jointly, hereby represents and warrants to the Company that each of the following statements is true, complete and accurate with respect to itself, as the date of this Agreement and as of the Closing:

4.1                      Organization; Good Standing; Qualifications.  It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its establishment.  It has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business in each jurisdiction in which it operates business and where the failure to so qualify would have a Material Adverse Effect.

4.2                      Authorization.  It has all requisite power and authority to execute and deliver each Transaction Document to which it is a party and to carry out and perform its obligations thereunder.  All actions on its part and its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, the performance of all its obligations thereunder, has been taken or will be taken prior to the Closing.  Each Transaction Document to which it is a party has been duly executed and delivered by it, and constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3                     Legal Funds.  The Subscription Price paid by such Investor shall be funds legally available to it under Applicable Laws.

5.                                      Conditions of the Investors’ Obligation at the Closing.  The obligations of each Investor to complete the Closing are subject to the fulfillment of each of the following conditions, unless waived in writing by such Investor prior to the Closing:

5.1                      Representations and Warranties.  The representations and warranties of the Group Company Parties, Haode Investment and the Founder Parties contained in Section 3 which are qualified as to materiality shall be true, correct and complete, and each such representation and warranty that is not so qualified shall be true, correct and complete in all material respects, in each case on the date hereof and on the Closing Date as if made on and as of the Closing Date (except for such representations and warranties expressly stated herein to be made as of a specific date, which shall be true, correct and complete or true, correct and complete in all material respects (as the case may be) as of such date).

5.2                     Performance.  Each of the Parties other than the Investors shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3                     Qualifications.  Each of Parties hereto other than the Investors shall have obtained all authorizations, approvals, waivers or permits of any competent Governmental Authority or regulatory body that are required for the consummation of all of the transactions contemplated by the Transaction Documents, including, but not limited to, (i) all permits, authorizations, approvals, consents or permits of any Governmental Authority or regulatory body or any relevant third party, and (ii) the waiver by the existing shareholders of the Company of any pre-emptive rights and all similar rights in connection with the issuance of the Subscription Shares at the Closing.

5.4                     Due Diligence. Such Investor shall have completed its business, legal, financial due diligence investigation of the Group Companies to its satisfaction.

5.5                     Legal Opinions. Such Investor shall have received from the Company opinions of the PRC legal counsel of the Group Companies dated as of the Closing Date in the form attached as Exhibit D.

5.6                     No Material Adverse Effect.  There shall not have occurred prior to the Closing any event or transaction reasonably likely to result in a Material Adverse Effect.

5.7                     Investors’ Rights Agreement.  The requisite Parties shall have duly executed the Investors’ Rights Agreement in accordance to Section 22.7 of the Second Amended IRA and delivered to such Investor the Investors’ Rights Agreement in the form attached as Exhibit C.

6.                                      Conditions of the Company’s and Founder Parties’ Obligations at the Closing.  The obligations of the Company and Founder Parties with respect to any Investors under this Agreement at the Closing are subject to the fulfillment or the Company’s written waiver prior to the Closing of each of the flowing conditions:

6.1                     Representations and Warranties.  The representations and warranties of such Investor contained in Section 4 shall be true, correct and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2                     Performance.  Such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

6.3                     Investors’ Rights Agreement.  Such Investor shall have duly executed and delivered to the Company the Investors’ Rights Agreement in the form attached as Exhibit C.

6.4                     Waiver of Conditions.

(i)                                     At any time on or before the Closing Date, an Investor may waive a condition set out in Section 5, with respect to itself only, by notice to the Company and the Founder Parties on any terms such Investor decides.

(ii)                                  At any time on or before the Closing Date, the Company may waive a condition set out in Section 6 with respect to an Investor by notice to such Investor on any terms it decides.

7.                                      Covenants.

7.1                Responsibility for Satisfaction of Conditions.  The Group Company Parties, Haode Investment and the Founder Parties shall make all reasonable efforts to achieve satisfaction of each condition set out in Section 5 as soon as possible and in any event not later than the Closing Date.

From the date hereof, the Group Company Parties, Haode Investment and the Founder Parties shall timely inform the Investors of and discuss with the Investors the status of the Group Company Parties’, Haode Investment’s and the Founder Parties’ progress in fulfilling the closing conditions set forth in Section 5. If, at any time, any Group Company Party, Haode Investment, or Founder Party becomes aware of the satisfaction of any condition that it is responsible for the satisfaction or becomes aware of any fact or circumstance that might prevent any condition from being satisfied, it shall immediately inform the other Parties in writing.

7.2                     Further Assurances.  Each of the Group Company Parties, Haode Investment, and the Founder Parties agrees to from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Investors may reasonably request for the purpose of effectively carrying out the transactions contemplated by the Transaction Documents.  This covenant shall survive the Closing.

7.3                     Pre-Closing Undertakings.  Between the date of this Agreement and the Closing Date, each of the Group Company Parties, Haode Investment, and the Founder Parties jointly and severally undertakes to the Investors to procure that each Group Company shall operate its business in the ordinary course so as to maintain that business as a going concern, and not to take actions or engage in or commit to transactions that are extraordinary in nature or would reasonably be expected to negatively impact the interest of a potential investor at or after the Closing.

7.4                     Use of Funds. The proceeds received by the Company under this Agreement shall be used for the Group’s ordinary course of business and the satisfaction of the related capital expenditure and cash flow requirements.

7.5                     Post-Closing Undertaking of the Group Company Parties, Haode Investment and the Founder Parties. Each of the Group Company Parties, Haode Investment and the Founder Parties jointly and severally undertakes to the Investors that, such Party shall complete or cause relevant Persons to complete the following matters, within the timelines stated in this Section 7.5:

(i)                                     as soon as practicable after the Closing, each of the Group Companies (including branches thereof) shall obtain necessary permits and licenses necessary for the effective operation of its business, except that with respect to (a) the business license and (b) the food operation permit of a Group Company, a Party shall not be deemed to have breached this covenant as long as such Group Company uses its good faith and makes its reasonable efforts to obtain such license and permit in due course; and

(ii)                                  as soon as practicable after the Closing, the Group Companies shall use their best efforts to obtain the essential PRC trademarks that are necessary for the effective operation of its business.

7.6                     Xizang Trust. Each Investor hereby acknowledges and agrees that on the Closing, Taide Investment Management Ltd, an Affiliates of Xizang Trust, will exercise its warrant and subscribe for 15,211 Series B-1 Preferred Shares of the Company in accordance with the Xizang Trust Cooperation Memorandum. Schedule VI sets forth the capitalization table of the Company immediately after the Closing.

8.             Confidentiality.

8.1     Disclosure of Terms.  The terms and conditions of this Agreement, all exhibits and schedules attached hereto and the transactions contemplated hereby (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party to any third party without the prior written consent of all other Parties except in accordance with the provisions set forth below.

8.2       Permitted Disclosures.  Notwithstanding the foregoing, each of the Company and the Investors may disclose any of the Financing Terms to its general partners, limited partners, fund manager(s) and Affiliates and the current directors, employees, accountants and attorneys of the aforementioned parties, in each case only on an as-needed basis and where such Persons are under appropriate non-disclosure obligations.

8.3       Legally Compelled Disclosure.  In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or content of any of the Financing Terms in contravention of the provisions of this Section 8, such Party (the “Disclosing Party”) shall, unless prohibited by law, provide the other Parties with prompt written notice of that fact and shall consult with the other Parties regarding such disclosure.  The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding anything to the contrary herein, the underlying investors in each of the BlackRock entities (the “Underlying Investors”) may disclose information regarding the Group (the Underlying Investor having received such information pursuant to Section 8 hereof) that it is required to disclose under applicable law or regulation.

8.4       Other Exceptions.  Notwithstanding any other provision of this Section 8, the confidentiality obligations of the Parties shall not apply to: (a) information which a restricted Party learns from a third party having the right to make the disclosure, provided the restricted Party complies with any restrictions imposed by the third party; (b) information which is in the restricted Party’s possession prior to the time of disclosure by the protected Party and not acquired by the restricted Party under a confidentiality obligation; (c) information which enters the public domain without breach of confidentiality by the restricted Party, or (d) in the case of an Investor, information required to be disclosed under securities laws or the rules of any stock exchange applicable to such Investor.

8.5       Press Releases.

(i)            None of the Group Company Parties, Haode Investment, and the Founder Parties shall, and they shall procure that no Group Company shall, issue any press release or make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Investors.  None of the Group Company Parties, Haode Investment, and the Founder Parties shall, and they shall procure that none of the Group Companies shall, issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein, or use the name of an Investor or any of its Affiliates without obtaining in each instance the prior written consent of such Investor.

(ii)           No Investor shall issue any press release or make any public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company.  No Investor shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein, or use the name of the Group Company Parties, Haode Investment, and the Founder Parties, or any of its respective Affiliates without obtaining in each instance the prior written consent of the Company.

8.6       Effectiveness.

(i)            Subject to Section 8.6(ii), the provisions of this Section 8 shall survive the termination of this Agreement and shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

(ii)           Sections 8.1 to 8.3 shall be terminated with respect to a Party upon its execution of the Investors’ Rights Agreement and superseded by the confidentiality obligations set out therein in Section 18 of the Investors’ Rights Agreement.

9.             Indemnification.

9.1     General. Without prejudice to any other right or remedy available, the Founder Parties, Haode Investment and the Group Company Parties (each, an “Indemnifying Party”) shall jointly and severally indemnify on an after Tax basis and hold the Investors, their Affiliates and their respective representatives, together with their respective successors and permitted assigns (each, an “Indemnified Party”), harmless from and against any and all Indemnifiable Loss resulting from, arising out of or relating to: (i) any breach of any representation or warranty of any Indemnifying Party contained in any Transaction Document (without regard to the materiality qualifiers contained therein), (ii) the nonperformance, partial or total, of any covenant of any Indemnifying Party contained in any Transaction Document, (iii) any failure by the VIE Entity to obtain or maintain the ICP License and (iv) the failure to execute and effect any Control Document pursuant to Section 7.5 or any breach or non-compliance with any Control Document by any party thereto.

9.2       Notice of Claims.  If an Indemnified Party makes any claim or demand against an Indemnifying Party for indemnification, the claim or demand shall be in writing and shall state in general terms the facts upon which the Indemnified Party makes the claim or demand.  If such notice is not given, it will not release any Indemnifying Party, in whole or in part, from its obligations under this Section 9, except to the extent that such Indemnifying Party’s ability to defend against claim or demand is materially and actually prejudiced thereby.

9.3       Survival.  The Fundamental Representations of the Founder Parties, Haode Investment and the Group Company Parties contained in the Transaction Documents shall survive the Closing indefinitely or until the latest date permitted by Law.  The covenants and agreements of the Parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein, provided that for such covenants and agreements that survive for such shorter period, claims for breaches thereof shall survive indefinitely or until the latest date permitted by Law.  Notwithstanding the foregoing, if notice of any claim or demand for indemnification shall have been given, such claim or demand shall survive the time at which it would otherwise terminate.

10.          Miscellaneous.

10.1     Investor’s Knowledge not a Defense.  Nothing disclosed by the Group Company Parties, Haode Investment or the Founder Parties to the Investors other than in the Disclosure Schedule shall constitute disclosure for the purposes of this Agreement. No other knowledge of an Investor or its advisers relating to any Group Company (actual, constructive or imputed) prevents or limits a claim made by such Investor for breach of Section 3 (Representations and Warranties of the Group Company Parties, Haode Investment and the Founder Parties).  The Group Company Parties, Haode Investment and the Founder Parties shall not invoke the knowledge of an Investor or its advisers (actual, constructive or imputed) of a fact or circumstance which might make any statement in Section 3 untrue or inaccurate as a defense to a claim for breach of Section 3.

10.2     Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time:

(i)            by mutual agreement prior to Closing;

(ii)           upon written notice from an Investor with respect to itself only, a) in the event of a material breach of any Transaction Document by any of the Founder Parties, Haode Investment or Group Company Parties if such breach has not been cured within fifteen (15) Business Days following notification thereof prior to Closing, or b) in the event that the Closing has not been consummated by the Long Stop Date as a result of a Group Company Party’s failure to perform its obligations hereunder; or

(iii)          with respect to the agreements between an Investor and the Company, upon written notice from the Company with respect to such Investor only, a) in the event of a material breach of any Transaction Document by such Investor if such breach has not been cured within fifteen (15) Business Days following notification thereof prior to Closing, or b) in the event that the Closing has not been consummated by the Long Stop Date as a result of the Investor’s failure to perform its obligations hereunder.

If this Agreement is terminated pursuant to this Section 10.2, all further obligations of the relevant Parties under this Agreement shall terminate, except for those obligations which are intended, expressly or implicitly, to survive the termination of this Agreement, provided, however, that no such termination of this Agreement shall relieve any Party of any liability for breaches of this Agreement occurring prior to the date of termination.

10.3     Assignments and Transfers; Third Party Beneficiaries.  This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party.  The rights of any Investor hereunder shall be assignable (i) to an Affiliate of such Investor, or (ii) to any other assignee or transferee to whom such Investor transfers

Equity Securities, provided that such transferee agrees in writing to be bound by the terms of this Agreement by signing and delivering a joinder agreement in the form as set forth in Exhibit E (the “Joinder Agreement”).  This Agreement and the rights and obligations of any Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties.  Except as otherwise expressly provided in this Agreement, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. For the avoidance of doubt, the terms of this Agreement are not intended to be enforceable by virtue of the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) by any person who is not a Party to this Agreement.

10.4     Governing Law.  This Agreement shall be governed by and construed under the laws of Hong Kong without regard to principles of conflicts of law thereunder.

10.5     Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6     Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not be considered in construing or interpreting this Agreement.

10.7     Notices.  Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, (c) if transmitted by email, on the date of transmission, or (d) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.  Any notice given pursuant to this Section 10.7 shall be addressed to the address, facsimile number or email address of the receiving Party as set forth on Schedule III of this Agreement or at such other addresses as such Party may designate by ten (10) days advance written notice to the other Parties hereto.

10.8     Amendments and Waivers.  Except as otherwise provided in Section 6.4, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a written instrument signed by the Company, the Investors and the Founder Parties.

10.9     Severability.  If one or more provisions of this Agreement are held to be unenforceable under any Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.10  Remedies Not Exclusive.  Each Party’s rights and remedies contained in this Agreement are cumulative and not exclusive of other rights or remedies provided by law.

10.11  Entire Agreement.  This Agreement, the other Transaction Documents and the documents referred to herein and therein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties and no Party shall be liable or bound to any other

Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

10.12  Tax and Expenses.

The Company shall pay all of its own costs, expenses, and Taxes incurred in connection with the transactions contemplated under this Agreement and the other Transaction Documents, and each Investor shall pay all of its own costs and expenses, and Taxes incurred in connection with the transactions contemplated under this Agreement and the other Transaction Documents.

10.13  Dispute Resolution.  Any dispute, controversy or difference between the Parties arising out of, in connection with or relating to, this Agreement (a “Dispute”) shall be resolved through arbitration pursuant to this Section 10.13.  The arbitration shall be conducted in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in effect at the time of the arbitration. There shall be three arbitrators.  Each of the following: (i) the claimant to the Dispute, or in the case of multiple claimants, all such claimants acting collectively (the “Claimant”) and (ii) the respondent to the Dispute, or in the case of more than one respondent, the respondents acting collectively (the “Respondent”) shall select one arbitrator.  The party commencing the arbitration shall nominate his arbitrator at the time of filing the demand for arbitration.  The Respondent shall nominate his arbitrator within thirty (30) days after receiving the demand for arbitration.  Such arbitrators shall be freely selected, and neither the Claimant nor the Respondent shall be limited in their selection to any prescribed list.  The HKIAC shall select the third arbitrator.  Each arbitrator shall be qualified to practice law in Hong Kong.  If either party does not appoint an arbitrator within the time set forth above or if there are more than one Claimant or one Respondent and the Claimant (or Respondent as the case may be) fails to agree on the selection of the same arbitrator between themselves as provided above, the relevant appointment or selection shall be made by the HKIAC.  The arbitration proceedings shall be conducted in English.  If the HKIAC Rules are in conflict with the provisions of this Section 10.13 including the provisions concerning the appointment of arbitrators, the provisions of this Section 10.13 shall prevail.  The arbitration tribunal shall decide any Dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of the Hong Kong and shall not apply any other substantive law.  In making their award, the arbitrators shall have the authority to award attorney’s fees and other costs and expenses of the arbitration as they deem just and appropriate under the circumstances. The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and any Party may apply to a court of competent jurisdiction for enforcement of such award.  A Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Bel45 Private Opportunities Fund, L.P.

By:	Bel45 Private Opportunities GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the Bel45 Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Tango Capital Opportunities Fund, L.P.

By:	Tango Capital Opportunities GP, LLC, as general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the Tango Capital Opportunities Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TSCL Private Markets Fund, L.P.

By:	TSCL Private Markets GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the TSCL Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NDSIB Private Opportunities Fund, L.P.

By:	NDSIB Private Opportunities GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the NDSIB Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BlackRock Private Opportunities Fund IV, L.P.

By:	BlackRock POF IV (GP), LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the POF IV Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BR POF IV Cayman Master Fund, L.P.

By:	BlackRock POF IV (GP), LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the POF IV Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

High Rock Direct Fund, L.P.

By:	High Rock GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the High Rock Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BlackRock MD Private Opportunities Fund, L.P.

By:	BlackRock MD Private Opportunities GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the MD Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

1885 Private Opportunities Fund, L.P.

By:	1885 Private Opportunities Fund GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the 1885 Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NHRS Private Opportunities Fund, L.P.

By:	BlackRock NHRS GP, LLC, its general partner
By:	BlackRock PEP Master Carry L.P. (solely on behalf of the BR/NHRS Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Sullivan Way Private Opportunities Fund, L.P.

By:	Sullivan Way Private Opportunities GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the SW Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Coin Private Opportunities, L.P.

By:	Coin Private Opportunities GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the Coin Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

POF III Scottish Master, L.P.

By:	BlackRock POF III (GP), LLC, its general partner
By:	BlackRock PEP Master Carry L.P. (solely on behalf of the POF III Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BlackRock Inverwood Private Opportunities Fund, L.P.

By:	BlackRock Inverwood Private Opportunities GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the Inverwood Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OV Private Opportunities, L.P.

By:	BR/OV GP, LLC, as general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the BR/OV Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Red River Direct Investment Fund III, L.P.

By:	Red River Private Equity III, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the Red River III Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BR/ERB Co-Investment Fund II, L.P.

By:	BlackRock Private Equity NM II, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the BR/ERB II Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BlackRock MSV Private Opportunities Fund, L.P.

By:	BlackRock MSV Private Opportunities GP, LLC, its general partner
By:	BlackRock PEP Master Carry, L.P. (solely on behalf of the MSV Series), its member manager
By:	Portfolio Administration & Management Ltd., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Private Equity Partners VII Master, L.P.

By:	BlackRock Investment Management, LLC

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Private Equity Partners VII US, L.P.

By:	BlackRock Investment Management, LLC

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Total Alternatives Fund — Private Equity LP

By:	Total Alternatives Fund (GenPar) LLC, its general partner
By:	BlackRock ASG Master Carry, L.P. — TAF Series, its sole member
By:	BlackRock Financial Management, Inc., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Total Alternatives Fund — Private Equity (B) LP

By:	Total Alternatives Fund (GenPar) LLC, its general partner
By:	BlackRock ASG Master Carry L.P. — TAF Series, its sole member
By:	BlackRock Financial Management, Inc., its general partner

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BlackRock Private Opportunities Fund IV Master SCSp

By:	POF IV GP S.À.R.L.

By:	/s/ Andrew Farris
Name:	Andrew Farris
Title:	Vice President

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Darsana Master Fund LP

By:	Darsana Capital LLC, its general partner

By:	/s/ Chris Ferrante
Name:	Chris Ferrante
Title:	Authorized Signatory

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Luckin Coffee Inc.

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title :	Director

Signature Page

Series B-1 SPA

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Luckin Coffee Investment Inc.

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title :	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Luckin Coffee (Hong Kong) Limited

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title :	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Beijing Luckin Coffee Co., Ltd.

瑞幸咖啡（北京）有限公司

By:	/s/ Zhibin Zhu
Name:	Zhibin Zhu
Title :	Director

Company Seal:

/s/ Seal of Beijing Luckin Coffee Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

China Luckin Coffee Co., Ltd.

瑞幸咖啡（中国）有限公司

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title :	Director

Company Seal:

/s/ Seal of China Luckin Coffee Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Tianjin Luckin Coffee Co., Ltd.

瑞幸咖啡（天津）有限公司

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title :	Director

Company Seal:

/s/ Seal of Tianjin Luckin Coffee Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Pingtan Luckin Coffee E-Commerce Co., Ltd.

瑞幸咖啡电子商务（平潭）有限公司

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title :	Director

Company Seal:

/s/ Seal of Pingtan Luckin Coffee E-Commerce Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Beijing Luckin Coffee Technology Co., Ltd.

北京瑞吉咖啡技术有限公司

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title :	Director

Company Seal：

/s/ Seal of Beijing Luckin Coffee Technology Co., Ltd.

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Zhiya Qian

Signature:	/s/ Zhiya Qian
Zhiya Qian

Summer Fame Limited

By:	/s/ Zhiya Qian
Name:	Zhiya Qian
Title :	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Min Chen

Signature:	/s/ Min Chen
Min Chen

May Bliss Limited

By:	/s/ Min Chen
Name:	Min Chen
Title :	Director

Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Haode Investment Inc.

By:	/s/ GUO, Lichun
Name:	GUO, Lichun
Title :	Director

Signature Page